Exhibit (20(n)(1) CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-100935 of Allstate Life of New York Variable Life Separate Account A ("the Account") on Form N-6 of our report dated March 10, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and separate accounts in 2004) relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, and to the use of our report dated March 10, 2006 on the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of the Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP
Chicago, Illinois
April 7, 2006